Exhibit 16.2

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

April 21, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Team Nation Holdings Corporation File No. 333-144597

Ladies and Gentlemen:

We have read the statements that we understand Team Nation Holdings Corporation will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501